   As filed with the Securities and Exchange Commission on _________ __, 2001
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             GADZOOX NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ----------------

                  DELAWARE                                      3576                                     77-0308899
      (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)
                                                        5850 HELLYER AVENUE
                                                     SAN JOSE, CALIFORNIA 95138
                                                           (408) 360-4950
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                                MICHAEL PARIDES
                             GADZOOX NETWORKS, INC.
                               5850 HELLYER AVENUE
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 360-4950
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ----------------

                                   Copies to:
                             BRUCE M. MCNAMARA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                ----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                                           MAXIMUM                MAXIMUM
          TITLE OF EACH CLASS                      AMOUNT                 OFFERING               AGGREGATE            AMOUNT OF
            OF SECURITIES TO                       TO BE                    PRICE                OFFERING            REGISTRATION
             BE REGISTERED                     REGISTERED (1)           PER SHARE(2)             PRICE(2)                FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
Common Stock
  $0.005 par value....................        5,768,000 shares             $2.81              $16,208,080.00           $4,052.02

===================================================================================================================================

(1) If prior to the completion of the distribution of the securities covered by this registration statement, additional securities of the same class are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional securities resulting from the split of, or the stock dividend on, the registered securities.

(2) Estimated solely for the purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on July 6, 2001.

                                ----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION
                               DATED JULY 9, 2001

   PROSPECTUS

                                5,768,000 SHARES

                             GADZOOX NETWORKS, INC.

                                ----------------

                                  COMMON STOCK
                               ($0.005 PAR VALUE)

                                ----------------

           This Prospectus relates to 5,768,000 shares (the "Shares") of our Common Stock, $0.005 par value (the "Common Stock"). The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions or otherwise, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Shares were originally issued by the Company to the Selling Stockholders for cash consideration in a private placement transaction (the "Transaction"). One of the Selling Stockholders, Shoreline Pacific Equity Ltd. ("Shoreline"), has the right to purchase 168,000 of the Shares (the "Shoreline Shares") upon exercise of a warrant (the "Warrant") that was issued in partial consideration for placement services rendered by Shoreline Pacific Institutional Finance to the Company in connection with the Transaction. All of the Shares were or will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Rule 506 thereof.

           We will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. Gadzoox and the Selling Stockholders, except for Shoreline, have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act.

           Our Common Stock is traded on the Nasdaq National Market under the symbol "ZOOX." On July 6, 2001, the closing price of the Common Stock on the Nasdaq National Market was $2.72. Our principal executive offices are located at 5850 Hellyer Avenue, San Jose, California 95138 and our telephone number is (408) 360-4950.

           The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an underwriter within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                                ----------------

SEE "RISK FACTORS" BEGINNING ON PAGE 1 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                  The date of this Prospectus is July 9, 2001.

                                ----------------

                                TABLE OF CONTENTS

                                                   PAGE
                                                   ----
Risk Factors..........................................1
The Company...........................................2
Use of Proceeds.......................................3
Selling Stockholders..................................3
Plan of Distribution..................................4
Experts...............................................4
Legal Matters.........................................4
Available Information.................................5
Incorporation of Certain Documents by Reference.......5

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THE SHARES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  RISK FACTORS

         You should carefully consider the risk factors and all other information contained in our Form 10-K filed with the Securities and Exchange Commission on June 29, 2001, incorporated by reference into this Prospectus, before purchasing the Common Stock offered by this Prospectus.

         Risks and uncertainties, in addition to those we describe in our Form 10-K filed with the Securities and Exchange Commission on June 29, 2001, incorporated by reference into this Prospectus, that are not presently known to us, or that we currently believe are immaterial may also impair our business operations. If any such risks occur, our business, operating results and financial condition could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks.

                                   THE COMPANY

         We are a provider of hardware and software products that enable the creation of networks made up of computers and data storage devices which have become known as storage area networks, or SANs. Our SAN products are based on fibre channel technology, a set of specifications designed to enable computing devices, such as computers and storage devices, to rapidly exchange large amounts of data. We have designed our products to leverage the capabilities of fibre channel technology to enable companies to better manage the growth of mission-critical data by overcoming the limitations of the traditional small computer system interface, or SCSI, which is a captive storage architecture.

         We were incorporated in April 1992 in California as Gadzoox Microsystems, Inc. In May 1997, we changed our name to Gadzoox Networks, Inc., and in August 1997, we reincorporated in Delaware. In July 1999, we sold 3,500,000 shares of common stock to the public in our initial public offering. Our principal executive offices are located at 5850 Hellyer Avenue, San Jose, California 95138, and our telephone number is (408) 360-4950. Our corporate web site is located at www.gadzoox.com.

         The Gadzoox logo and Gadzoox(R) are registered trademarks of our company. Gibraltar(TM), Capellix(TM), Slingshot(TM) and Ventana(TM) are trademarks of our company.

                                 USE OF PROCEEDS

         We will not receive any part of the proceeds of sales made hereunder. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" described below.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of each of the Selling Stockholders, the number of Shares beneficially owned by each Selling Stockholder prior to the offering, the number of Shares being offered hereby and the number of Shares that will be beneficially owned by each Selling Stockholder, assuming the sale of all of the Shares offered hereby, after completion of the offering. The Shares are being registered to permit secondary trading of the Shares, and the Selling Stockholders may offer Shares for resale from time to time. See "Plan of Distribution."

         The Shares being offered by the Selling Stockholders were or will be issued to them pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 506 thereof.

         Each of the Selling Stockholders represented to us in connection with the issuance of the Shares and the Warrant, as applicable, that it was or will be acquiring the Shares for investment and not with the present intention of distributing such Shares. We have filed with the Commission, under the Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares in satisfaction of our obligations pursuant to the Registration Rights Agreement between the Selling Stockholders, excluding Shoreline, and us.

                                                                                                NUMBER OF SHARES BENEFICIALLY
                                              NUMBER OF SHARES            NUMBER OF                 OWNED AFTER OFFERING
                                          BENEFICIALLY OWNED PRIOR      SHARES BEING           -----------------------------
          SELLING STOCKHOLDERS                  TO OFFERING              OFFERED(1)               NUMBER          PERCENT(2)
          --------------------            ------------------------      ------------           ------------       ----------
Balboa Fund, L.P.                                500,000                    500,000                       0            *
Balch Hill Partners, L.P.                      3,047,000 (3)              1,100,000               1,947,000          5.71%
Galleon Technology Partners, L.P.                112,000                    112,000                       0            *
Galleon Technology Partners II, L.P.             840,000                    840,000                       0            *
Galleon Technology Offshore, Ltd.              2,008,000                  2,008,000                       0            *
Galleon Management, L.P.                         540,000                    540,000                       0            *
Admirals, L.P.                                 1,061,991                    500,000                 561,991          1.64%
Shoreline Pacific Equity Ltd.                    168,000                    168,000 (4)                   0            *

------------------
*    Less than 1%
(1) If prior to the completion of the distribution of the securities covered by this registration statement, additional securities of the same class are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional securities resulting from the split of, or the stock dividend on, the registered securities.
(2) Based on 34,062,214 shares of Common Stock issued and outstanding as of June 18, 2001.
(3) Includes 232,000 shares of Common Stock held by other entities managed by Balch Hill Capital, LLC. Balch Hill Capital, LLC is the managing partner of Balch Hill Partners, L.P.
(4)  Shares issuable upon exercise of a warrant to purchase Common Stock.

                              PLAN OF DISTRIBUTION

         We believe that the Selling Stockholders or their donees or transferees intend to sell all or a portion of the Shares offered hereby from time to time on the Nasdaq National Market, in privately negotiated transactions or otherwise, and that sales will be made at fixed prices that may be changed, at market prices prevailing at the times of such sales, at prices related to such market prices or at negotiated prices. The Selling Stockholders or their donees or transferees may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholders or their donees or transferees and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders or their donees or transferees (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Stockholders or their donees or transferees, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Stockholders or their donees or transferees to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders or their donees or transferees, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to the Selling Stockholders or their donees or transferees. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the Nasdaq National Market in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

         Gadzoox and the Selling Stockholders, except for Shoreline, have agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act.

         Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                                     EXPERTS

         Our consolidated financial statements and schedules for the fiscal year ended March 31, 2001, all contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2001, have been incorporated by reference herein in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050. As of the date of this Prospectus, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own shares of our Common Stock.

                              AVAILABLE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of these materials from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, will also be available to you on the SEC's Web site. The address of this site is http://www.sec.gov.

         We have filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of such materials from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to incorporate by reference into this Prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the sale of all of the Shares of Common Stock that are part of this offering. The documents we are incorporating by reference are as follows:

         (1) our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed on June 29, 2001;

         (2) the description of the Company's Common Stock offered hereby contained in the Company's Registration Statement on Form 8A filed on June 29, 1999;

         (3)  our Current Report on Form 8-K filed on June 1, 2001;

         (4)  our Current Report on Form 8-K filed on May 1, 2001; and

         (5)  our Current Report on Form 8-K filed on April 3, 2001.

         Any statement contained in a document incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superceded will not be deemed a part of this Prospectus except as so modified or superseded.

         You may request a copy of these filing at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

         Gadzoox Networks, Inc
         5850 Hellyer Avenue
         San Jose, California 95138
         (408) 360-4950
         Attention: Investor Relations

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

        SEC Registration Fee.......................................   $   4,052.02
        Nasdaq listing fee.........................................   $  35,000.00
        Legal fees and expenses....................................   $  66,400.00
        Miscellaneous..............................................   $   2,500.00
                 Total.............................................   $ 107,952.02
                                                                      ============

------------------
* Represents expenses relating to the distribution by the Selling Stockholders pursuant to the Prospectus prepared in accordance with the requirements of Form S-3. These expenses will be borne by the Company on behalf of the Selling Stockholders. All amounts are estimates except for the SEC Registration Fee and the Nasdaq listing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Our restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Our bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         In addition to indemnification provided for in our certificate of incorporation and bylaws, we have entered into indemnification agreements with our directors, executive officers and former controller. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 16. EXHIBITS.

         EXHIBIT
         NUMBER                                            DESCRIPTION
         --------                                          -----------
          4.1*             Form of Common Stock Certificate
          4.2**            Registration Rights Agreement dated May 25, 2001 by and among the Company and the Selling Stockholders except Shoreline
          5.1              Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         23.1              Consent of Arthur Andersen LLP independent public accountants
         23.2              Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)
         24.1              Power of Attorney (contained on Page II-3)

---------------------------------

* Incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-1/A filed on July 12, 1999 (File No. 333-78029).
** Incorporated by reference from Exhibit 10.30 to our Annual Report on Form 10-K filed on June 29, 2001.

ITEM 17. UNDERTAKINGS.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (6) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 9, 2001.

                                     GADZOOX NETWORKS, INC.

                                     By: /s/ Michael Parides
                                        ------------------------------------
                                        Michael Parides
                                        President, Chief Executive Officer
                                        and Director



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Parides and David P. Eichler, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                         TITLE                                DATE
                   ---------                                         -----                                ----

/s/ Michael Parides                               President, Chief Executive Officer and
---------------------------------------------     Director (Principal Executive Officer)             July 9, 2001
                Michael Parides

/s/ David Eichler                                 Chief Financial Officer (Principal
---------------------------------------------     Financial and Accounting Officer)                  July 9, 2001
                 David Eichler

/s/ Milton Chang
---------------------------------------------
                  Milton Chang                    Director                                           July 9, 2001

/s/ Robert Kuhling
---------------------------------------------
                 Robert Kuhling                   Director                                           July 9, 2001

/s/ Steven West
---------------------------------------------
                  Steven West                     Director                                           July 9, 2001

/s/ Sylvia Summers
---------------------------------------------
                 Sylvia Summers                   Director                                           July 9, 2001

                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                                            DESCRIPTION
         --------                                          -----------
          4.1*             Form of Common Stock Certificate
          4.2**            Registration Rights Agreement dated May 25, 2001 by and among the Company and the Selling Stockholders except Shoreline
          5.1              Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         23.1              Consent of Arthur Andersen LLP independent public accountants
         23.2              Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)
         24.1              Power of Attorney (contained on Page II-3)

---------------------------------

* Incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-1/A filed on July 12, 1999 (File No. 333-78029).
** Incorporated by reference from Exhibit 10.30 to our Annual Report on Form 10-K filed on June 29, 2001.